Exhibit 23




                  CONSENT OF INDEPENDENT ACCOUNTANTS



We  consent   to   the   incorporation  by  reference   in   the   registration
statement of  James  River  Corporation of  Virginia  on  Form  S-8  (File  No.
33-25851) of our report dated June 20, 1994, on our audits of the financial statements of the James River II Salaried Employees
Retirement Savings Plan as of December 31, 1993 and 1992 and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.



                                COOPERS & LYBRAND



Richmond, Virginia
June 28, 1994